EXHIBIT 10.2


                         AMENDMENT AGREEMENT NUMBER TWO
                         TO LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT AGREEMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 16, 2001, is entered into between and among, on the one hand U.S. BANK NATIONAL ASSOCIATION, as a lender and as the arranger and administrative agent ("Agent") for the lenders that become members of the Lender Group pursuant to the terms of the Agreement (as that term is defined below) (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and, on the other hand, 3D SYSTEMS CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers") and amends that certain Loan and Security Agreement, dated as of May 21, 2001, between and among Agent and Borrowers, as amended by that certain Amendment Agreement Number One to Loan and Security Agreement, dated July 26, 2001, between Agent, on the one hand, and Borrowers, on the other hand (the "Agreement"). All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern. This Amendment is entered into in light of the following facts:

                                    RECITALS

     WHEREAS, subsequent to the execution of the Agreement, Agent and Borrowers have agreed that certain technical corrections are required to the definition of Eligible Accounts and the Fixed Charge Coverage Ratio, and certain conditions precedent need to be changed into conditions subsequent;

     WHEREAS, the completion of the Tender Offer and Merger was delayed for a period in excess of two months, causing a delay in the Closing Date and requiring that certain dates contained in the Loan Agreement be adjusted;

     NOW, THEREFORE, the parties agree as follows:

     1. The reference to SECTION 9.3 in the definition of "Additional Collateral" contained in Section 1.1 of the Agreement is deleted and is replaced with a reference to SECTION 9.2.

     2. The definition of "Accounts" contained in SECTION 1.1 is deleted in its entirety and shall be replaced with a new definition of "Accounts" as follows:

     "ACCOUNTS" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof; provided, however, that to the extent a Foreign Subsidiary has executed a Foreign Subsidiary Guaranty and the accounts of such Foreign Subsidiary have become Additional Collateral, then such accounts of the Foreign Subsidiary, so long as they are Additional Collateral, and any and supporting obligations in respect thereof, shall be deemed included in the term "Accounts".


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     3. The definition of "Borrower" and "Borrowers" is deleted in its entirety and shall be replaced with new definitions of "Borrower" and "Borrowers" as follows:

     "BORROWER" AND "BORROWERS" have the respective meanings set forth in the introductory paragraph to this Agreement; provided, however, that to the extent a Foreign Subsidiary has executed a Foreign Subsidiary Guaranty, then so long as such Foreign Subsidiary Guaranty remains in effect, the Foreign Subsidiary shall be deemed a Borrower for all purposes under this Agreement.

     4. New definition of "Divestiture Assets", "Final Judgment" and "RP Assets" are added to SECTION 1.1 as follows:

     "DIVESTITURE ASSETS" means (1) a perpetual, assignable, transferable, fully paid-up (except as permitted by Section IV(E) of the Final Judgment), non-exclusive license (without the right to sublicense, except for establishing distribution and contracting out manufacturing) under the RP Patents (as that term is defined in the Final Judgment) to develop, test, produce, market, sell, or distribute, or to supply any support or maintenance services for, products for use only in the field of either (but not both) the SL Technology (as that term is defined in the Final Judgment) or the LS Technology (as that term is defined in the Final Judgment), which technology shall be the technology currently used by the Acquirer (as that term is defined in the Final Judgment) to manufacture RP Industrial Equipment (as that term is defined in the Final Judgment) (the "Selected Technology"); and (2) the RP Assets.

     "FINAL JUDGMENT" means the Final Judgment issued on August 16, 2001 in connection with the civil action No. 1:01CV01237(GK) commenced in the United States District Court for the District of Columbia and captioned United States of America v. 3D Systems Corporation and DTM Corporation.

     "RP ASSETS" means (1) a list of all North American (as that term is defined in the Final Judgment) purchasers of RP Industrial Equipment from 3D Systems, Inc. ("3D"), if the Selected Technology is SL Technology, or from DTM Corporation ("DTM"), if the Selected Technology is LS Technology; (2) all software copyright licenses needed by Acquirer to purchase and resell both 3D's and DTM's used RP Industrial Equipment in North America, and (3) at the option of the Acquirer, DTM's plant located at 1611 Headway Circle, Bldg. 1, Austin, Texas.

     5. Clause (a) of the definition of "Eligible Accounts" contained in SECTION
1.1 of the Agreement is deleted in its entirety and is replaced with a new clause (a) as follows:

     (a) Domestic Accounts that have selling terms of more than 90 days or the Account Debtor has failed to pay (i) within 60 days of original invoice due date or (ii) within 90 days of the date of the original invoice,

     6. The first sentence of SECTION 2.1(A) of the Agreement is deleted in its entirety and is replaced with a new first sentence as follows:


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     Subject to the terms and conditions of this Agreement, (i) from and after the closing of the Tender Offer through December 31, 2001, each Lender with a Revolver Commitment shall make advances (collectively, the "Advances") to Borrowers of its Pro Rata Share of the amount required to finance Borrowers' financial obligations arising in connection with the consummation of the Tender Offer, the Merger, and the other transactions contemplated by the Merger Agreement and the Merger, as well as any other use of proceeds permitted under SECTION 7.17; provided, however, that the aggregate outstanding amount of all such Advances shall not exceed the lesser of (1) the Maximum Revolver Commitment, and (2) the amount that would be calculated as the Borrowing Base (as defined below) if the assets of DTM Corporation and the accounts of the Foreign Subsidiaries were deemed assets of Borrowers and (ii) commencing on January 1, 2002 and at all times thereafter during the first 3 years of the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make additional Advances to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Revolver Amount LESS the amount of the outstanding Advances, LESS the Letter of Credit Usage and LESS the Foreign Exchange Reserve, or (ii) the Borrowing Base LESS the amount of the outstanding Advances, LESS the Letter of Credit Usage and LESS the Foreign Exchange Reserve.

     7. SECTION 2.1 of the Agreement is amended by providing that for the seven
(7) day period commencing on the Closing Date, the accounts of DTM Corporation shall not be deemed ineligible because they are subject to a prior perfected security interest in favor of Silicon Valley Bank. Following the conclusion of such seven (7) day period, the accounts of DTM Corporation must satisfy all conditions for eligibility as set forth in the definition of Eligible Accounts.

     8. SECTION 2.2 of the Agreement is amended by replacing the payment grid contained in that Section with a new payment grid as follows:

             Date                                   Installment Amount
====================================     ======================================
Commencing on September 1, 2001 and      Accrued and unpaid interest
continuing on the same day of each
month until February 1, 2007

Commencing on March 1, 2002 and          Quarterly principal installments equal
continuing on the same day of every      to the lesser of the outstanding
third month thereafter                   principal balance of the Term Loan or
                                         $750,000 each

On March 1, 2007                         The unpaid principal balance, plus
                                         accrued interest

     9. SECTION 3.1(G) of the Agreement is deleted in its entirety and is replaced with a new SECTION 3.1(G) as follows:


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     (g) Agent shall have received certificates of status with respect to each
     Borrower, each dated within 90 days of the Closing Date, updated by bring down certificates as of the Closing Date, such certificates to be issued for each of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

     10. SECTION 3.1(K) of the Agreement is deleted in its entirety. A new
SECTION 3.2(G) is added to the Agreement to provide as follows:

     (g) within 15 days following the Closing Date, Agent shall have received satisfactory evidence that Borrowers have entered into an interest rate swap agreement for an amount equal to $7,500,000 for a term of not less than 3 years with a financial institution acceptable to the Agent, in its Permitted Discretion;

     11. A new SECTION 3.2(H) is added to the Agreement to provide as follows:

     (h) within 10 days following the Closing Date, Agent shall have received an opinion of Borrowers' Colorado counsel in form and substance reasonably satisfactory to Agent and all information and opinions reasonably required by Agent's United Kingdom counsel in order to issue an opinion reasonably satisfactory to Agent shall have been delivered by Borrowers to Agent's United Kingdom counsel.

     12. SECTION 4.1 of the Agreement is amended by adding a new sentence to the end of that Section as follows:

     The rights of the Lender Group in the Collateral shall not include any of the rights comprising the Divestiture Assets, but shall include the proceeds arising from divestiture transactions arising pursuant to the Final Judgment. In this connection, Agent shall take such actions and execute such documents as may be reasonably required by the United States of America or its designee to comply with the terms of the Final Judgment.

     13. SECTION 4.8 of the Agreement is deleted in its entirety and is replaced with a new SECTION 4.8 as follows:

     Notwithstanding anything to the contrary in this Agreement, Borrowers shall have the right but not the obligation to effect the release of the Additional Collateral prior to March 31, 2002 by:

          (a) Effecting a Direct Bill Restructuring prior to such date; or

          (b) Remedying to the satisfaction of Agent, in its Permitted Discretion, any non-compliance with the Borrowing Base and any Overadvances.

     14. SECTION 6.2 of the Agreement is amended by replacing the reporting grid contained in that Section with a new reporting grid as follows:


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Monthly (not later      (a) a detailed calculation of the Borrowing Base
than the 30th of        including detail regarding those Accounts that are not
each month)             Eligible Accounts),

                        (b) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                        (c) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and

                        (d) Inventory reports specifying Borrowers' cost of its Inventory, by category and location, with additional detail showing additions to and deletions from the Inventory.

Upon request by         (e) copies of invoices in connection with the Accounts,
Agent                   credit memos, remittance advices, deposit slips,
                        shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and

                        (f) such other reports as to the Collateral, or the financial condition of Borrowers, as Agent may request.


     15. SECTION 7.20(A)(III) of the Agreement is deleted in its entirety and is replaced with a new SECTION 7.20(A)(III) as follows:

     FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio of not less than 1.25:1.00, for each fiscal quarter commencing with the fiscal quarter ending June 30, 2001, and concluding with the fiscal quarter ending September 30, 2003, and for all fiscal quarters thereafter, no less than 1.40:1.00.

     16. SECTION 8.14 of the Agreement is deleted in its entirety and is replaced with a new SECTION 8.14 as follows:

     If on January 1, 2002, the Borrowers are not in compliance with the Borrowing Base or have Overadvances and such non-compliance or Overadvances are not cured by January 2, 2002, pursuant to Section 9.2; or

     17. Borrowers agree that all costs, fees and expenses incurred in connection with the issuance of the opinion of Agent's United Kingdom counsel, including all attorneys' fees charged by such United Kingdom counsel, shall be included in the Lender Group Expenses.

     18. This Amendment shall be deemed effective as of the date first hereinabove written and shall have no retroactive effect whatsoever. Except as specifically amended herein, the Agreement shall remain in full force and effect without any other changes, amendments or modifications.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                   3D SYSTEMS CORPORATION,
                                   a Delaware corporation as Administrative
                                   Borrower and as a Borrower


                                   By: /S/ E. JAMES SELZER
                                      ----------------------------------------
                                   Title:  CFO
                                         -------------------------------------



                                   3D SYSTEMS, INC.,
                                   a California corporation as a Borrower


                                   By: /S/ E. JAMES SELZER
                                      ----------------------------------------
                                   Title:  CFO
                                         -------------------------------------



                                   TIGER DEALS, INC.,
                                   a Delaware corporation, as a Borrower


                                   By: /S/ E. JAMES SELZER
                                      ----------------------------------------
                                   Title:  CFO
                                         -------------------------------------



                                   3D CAPITAL CORPORATION,
                                   a California corporation, as a Borrower


                                   By: /S/ E. JAMES SELZER
                                      ----------------------------------------
                                   Title:  CFO
                                         -------------------------------------



                                   DTM  CORPORATION,
                                   a Texas corporation, As a Borrower effective upon consummation of the Merger

                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------


                                   U.S. BANK NATIONAL ASSOCIATION,
                                   as Agent and as a Lender

                                   By: /S/ FRANCIS S. LIM
                                      ----------------------------------------
                                          Francis S. Lim, Vice President



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